UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

On December 20, 2021, GEE Group Inc. (the “Company”) (NYSE American: JOB) issued a press release announcing that the Company has received full forgiveness on all of its approximately $19.9 million of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, which, together with its subsidiaries, were applied for and received through BBVA USA (now PNC Bank, National Association) (“PNC”) in fiscal year 2020 pursuant to the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The forgiveness included all accrued interest on the PPP loans.

The Company and its subsidiaries previously received PPP loan forgiveness from the SBA of approximately $3.4 million in aggregate principal and approximately $34,000 in aggregate accrued interest in fiscal year 2021, which was accounted for and/or disclosed in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. On December 14, 2021, the Company received notification from PNC that the SBA granted forgiveness of all remaining PPP loans in the aggregate principal amount of approximately $16.5 million plus aggregate accrued interest of approximately $268,000. After giving effect to the aforementioned PPP loan forgiveness, the Company’s pro forma balance sheet as of September 30, 2021 would have reflected zero debt. The financial impact of the most recent PPP loan forgiveness will be reflected in the Company’s results for the first quarter ending December 31, 2021.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: December 20, 2021	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

3